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                                                                    EXHIBIT 1(e)


                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT
                            TO DECLARATION OF TRUST

                            REDESIGNATION OF SERIES


          Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996 (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

          1. The series designated as MFS Strategic Fixed Income Series shall be redesignated as MFS/Foreign & Colonial Emerging Markets Equity Series.

          Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.
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          IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this ______ day of ______________, 1997.



-----------------------------
A. Keith Brodkin
76 Farm Road
Sherborn, MA   01770


-----------------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907


-----------------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230